UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                                (Amendment No. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               Fulton Bancshares Corporation
             (Exact name of registrant as specified in its charter)

          Pennsylvania                                 25-1598464
     ------------------------------------------        -------------------------
     (State of Incorporation or Organization)               (I.R.S. Employer
                                                           Identification No)

          100 East Lincoln Way, McConnellsburg, PA               17233
     ------------------------------------------        -------------------------
     (Address of Principal Executive Offices)               (Zip Code)

     If this form relates to the
     registration of a class of
     securities pursuant to Section
     12(b) of the Exchange Act and is
     effective pursuant to General
     Instruction A.(c), check the
     following box. [  }

     If this form relates to the
     registration of a class of
     securities pursuant to Section
     12(g) of the Exchange Act and is
     effective pursuant to General
     Instruction A.(d), check the
     following box. [x]
Securities Act registration statement file number to which this form relates:
------------
(if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:
      Title of Each Class         Name of Each Exchange on Which
      To be so Registered         Each Class is to be Registered

-------------------------------  -------------------------------


-------------------------------  -------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:
                         Common Stock, $0.625  par value
 ------------------------------------------------------------------------------
                                (Title of Class)


 ------------------------------------------------------------------------------
                                (Title of Class)




                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant's Securities to be Registered.

  Common Stock

     The registrant Holding Company is authorized to issue 4,000,000 shares of Common Stock, par value $0.625 per share, of which 493,000 shares are outstanding as of April 15, 2004. The remaining 3,505,000 authorized but unissued shares of Common Stock may be issued by the Board of Directors without further shareholder approval. Issuance of these shares could cause a dilution of the book value of the stock and of the voting power of present shareholders. The holders are entitled to one vote per share on all matters presented to them and do not have cumulative voting rights in the election of directors.


     The Common Stock has no preemptive, subscription or conversion rights or redemption or repurchase provisions. These shares are non-assessable and require no sinking fund. Each shareholder is entitled to receive dividends that may be declared by the Board of Directors and to share pro rata in the event of dissolution or liquidation. For information concerning dividend restrictions, see section entitled "Comparison of Shareholder Rights."


                        COMPARISON OF SHAREHOLDER RIGHTS

     The rights of the shareholders are governed by the Pennsylvania Business Corporation Law of 1988, as amended.

     The following table compares the rights of shareholders of the Bank before its reorganization into a Holding Company with the rights of shareholders of the Holding Company after the reorganization.

                       The Bank's Common         The Holding
                             Stock                Company's
                                                Common Stock
Authorized and        110,000 shares, par   4,000,000 shares,
Outstanding..         value $2.50 per       par value $0.625 per
                      share, authorized;    share, authorized;
                      of which 110,000      of which 493,000
                      were outstanding on   shares are
                      December 31, 1988     outstanding.

Voting....            One vote per share    One vote per share
                      with cumulative       with no cumulative
                      voting for            voting for
                      directors.            directors.

Preemptive Rights...  Preemptive rights to  No preemptive
                      subscribe for         rights.
                      additional shares on
                      a pro rata basis.
Dividends..           As declared by the    As declared by the
                      Board of Directors;   Board of Directors;
                      may be paid only if   the Bank's dividend
                      it would not impair   restrictions apply
                      the Bank's capital    indirectly to the
                      structure, if the     Holding Company as
                      Bank's surplus is at  cash available for
                      least equal to its    dividend
                      common capital and    distributions will
                      if the dividends      initially come from
                      declared in any year  dividends paid to
                      do not exceed the     the Holding Company
                      total of net profits  by the Bank.  In
                      in that year          addition, the
                      combined with         Holding Company may
                      undivided profits of  pay dividends only
                      the preceding two     if it is solvent and
                      years less any        would not be
                      required transfers    rendered insolvent
                      to surplus, if no     by the dividend
                      losses have been      payment and only
                      sustained equal to    from unrestricted
                      or exceeding its      and unreserved
                      undivided profits,    undivided profits
                      and if the Bank       under some
                      continues its         circumstances
                      operations at an      surplus.
                      amount greater than
                      its net profits
                      deducting there-from
                      its losses and bad
                      debts.
Shareholder Action

(a)  Mergers,
Consolidations,
Liquidations, Sales   Approval by vote of   Approval by vote of
of Substantially All  66 2/3% of            75% of outstanding
Assets....            outstanding shares.   shares.

(b)  Amendment of
Articles of
Incorporation (other  Approval by vote of   Approval by vote of
than for the          majority of           majority of
purposes named        outstanding shares.   outstanding shares.
above)....

(c)  Amendment to     Approval by a         Approval by a
Bylaws...             majority vote of the  majority vote of the
                      Board of Directors    Board of Directors
                      or by a majority      or by 75% of the
                      vote of outstanding   outstanding shares.
                      shares.

Repurchase....        Cannot reduce or      Stock can be
                      retire any part of    repurchased up to
                      its stock without     the extent of
                      prior regulatory      unrestricted and
                      approvals.            unreserved undivided
                                            profits and as much
                                            of its unrestricted
                                            surplus as has been
                                            made available for
                                            such purpose by the
                                            prior affirmative
                                            vote of
                                            shareholders; stock
                                            cannot be
                                            repurchased when the
                                            corporation is
                                            insolvent or would
                                            be made insolvent by
                                            the purchase; no
                                            more than 10% of
                                            outstanding shares
                                            can be repurchased
                                            in any twelve-month
                                            period without prior
                                            regulatory approval.

Special Shareholder   Upon request by the   Upon request by the
Meetings...           Board of Directors    President, a
                      or three or more      majority of the
                      shareholders owning   Board of Directors
                      in the aggregate 10%  or of its Executive
                      or more of the        Committee or 25% of
                      outstanding shares.   outstanding shares.

(d)  Deletion of      Not applicable to     Approval by vote of
Article requiring     the Bank's Common     75% of outstanding
the Board of          Stock.                shares.
Directors to issue
stock warrants to
those shareholders
not affiliated with
a Substantial
Shareholder...
(e)  Authorization    Approval by the vote  Approval by vote of
of Additional         of 66 2/3% of         a majority of
Shares....            outstanding shares.   outstanding shares.

     The Articles of Incorporation of the Holding Company authorize the Board of Directors to oppose a tender offer for shares of the Holding Company on the basis of factors other than economic benefit to shareholders such as: the impact of the acquisition upon the community; the effect of the acquisition upon employees, depositors, shareholders and customers; and the reputation and business practices of the tender offeror.

      In addition, Pennsylvania law gives strong anti-takeover provisions to corporations that have their securities registered with the Securities and Exchange Commission ("SEC") under Section 12 of the Securities Exchange Act of 1934, known as "registered corporations." These provisions are in addition to provisions contained in the company's articles of incorporation and bylaws.

      One provision to which the holding company is subject assures that all shareholders will receive the fair value for their shares as the result of a control transaction. "Fair Value" means not less than the highest price paid per share by a controlling person or group at any time during the 90-day period ending on and including the date of the control transaction. Alternatively, if a shareholder believes the value of his or her shares is higher, he or she may demand an appraisal procedure to receive the fair value of the shares as the date of the control transaction, taking into account all relevant factors which may not be reflected in the price paid for the shares. "Control Transaction" means the acquisition by a person who has, or a group of persons acting in concert that has, voting power over voting shares of the holding company that would entitle the holders of the shares to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the holding company. After the occurrence of a control transaction, any shareholder may, within a specified time period, make written demand on the person or group controlling at least 20% of the voting power of the shares of the holding company for payment in an amount equal to the fair value of each voting share as of the date on which the control transaction occurs.

      It is a relatively common practice in corporate takeovers to pay cash to acquire controlling equity in a company and then to acquire the remaining equity interest in the company by paying the balance of the shareholders a price for their shares which is lower than the price paid to acquire control or is in a less desirable form of payment, such as securities of the purchaser that do not have an established trading market. The board of directors considers these two-tier pricing tactics to be unfair to the holding company's shareholders. By their very nature, these tactics tend to cause concern on the part of shareholders that if they do not act promptly, they risk either being relegated to the status of minority shareholders in a controlled company or being forced to accept a lower price for all of their shares. Thus, two-tier pricing unduly pressures shareholders into selling as many of their shares as quickly as possible, either to the purchaser or in the open market, without having genuine opportunity to make a considered investment choice between remaining a shareholder of the company or disposing of their shares. These sales in turn facilitate the purchaser's acquisition of a sufficient interest in the company to enable the purchaser to force the exchange of remaining shares for a lower price in a business combination.

      While the fair price provision in Pennsylvania law is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the fair price provision to assure that shareholders will receive a premium price for their shares in a takeover. Accordingly, the fair price provision would not preclude the board of directors' opposition to any future takeover proposal which it believes not to be in the best interests of the holding company and its shareholders, whether or not the proposal satisfies the minimum price, form of payment and procedural requirements of the fair price provision.

       Another provision of Pennsylvania law relates to a business combination involving a registered corporation. These business combinations include the following transactions involving an interested shareholder:

      o A merger or consolidation of the holding company with an interested shareholder;

      o A sale, lease, exchange, mortgage, pledge, transfer or other disposition with the interested shareholder of the assets of the holding company or its subsidiaries;

      o The issuance or transfer by the holding company or its subsidiary of any shares of the holding company or its subsidiary which has a total market value at least equal to 5% of the total market value of all the company's outstanding shares to an interested shareholder;

      o The adoption of any plan for the liquidation or dissolution of the holding company proposed by, or under any agreement with, the interested shareholder;

      o A reclassification of securities or recapitalization of the holding company or any merger or consolidation of the holding company with any subsidiary of the holding company or any other transaction proposed by, or under any agreement with the interested shareholder which has the effect of increasing the interested shareholder's proportionate share of the outstanding shares of the holding company; or

      o The interested shareholder's receipt of the benefit, directly or indirectly, of any loans or other financial assistance or any tax credits or other tax advantages provided by the holding company.

      An interested shareholder is any person that is the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the holding company. The above definitions also apply to an interested shareholder's affiliate or associate.

      Under Pennsylvania law, the holding company shall not engage in a business combination with an interested shareholder other than:

      o A business combination approved by the board of directors prior to the date the interested shareholder acquires at least 20% of the shares or where the board of directors of the holding company has approved the purchase of shares by the interested shareholder;

      o A business combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares held by the interested shareholder, at a meeting called for that purpose within three months after the interested shareholder became the beneficial owner of shares entitling it to cast at least 80% of the votes in an election of directors, and if the business combination satisfies certain minimum conditions, which are discussed below;

      o. A business combination approved by the affirmative vote of all of the shareholders of the outstanding shares;

      o A business combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares beneficially owned by the interested shareholder at a meeting called for that purpose no earlier than five years after the interested shareholder's share acquisition date; and

      o A business combination approved at a shareholders' meeting called for that purpose no earlier than five years after the interested shareholder's share acquisition date and that meets certain minimum conditions, which are discussed below.

      The minimum conditions discussed above generally require that the total amount of the cash and the market value of any payments other than cash, such as stock, bonds or debentures, to the shareholders of the holding company be at least equal to the higher of the following:

      o The highest price paid by the interested shareholder when the interested shareholder was the beneficial owner of shares entitling him to cast at least 5% of the votes in an election of directors within the 5-year period immediately prior to the announcement date of the business combination or within the 5-year period prior to time the interested shareholder became an interested shareholder, whichever is higher, plus interest; or

      o The market value per common share on the announcement date of the business combination or on the share acquisition date, whichever is higher, plus interest.

      The Pennsylvania provision relating to business combinations is designed to help assure that if, despite the holding company's best efforts to remain independent, the holding company is nevertheless taken over, each shareholder will be treated fairly vis-a-vis every other shareholder and that professional investors will not profit at the expense of the holding company's long-term public shareholders. While the business combination provision is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the business combination provision to assure that shareholders will receive premium price for their shares in a takeover. Accordingly, we believe that the business combination provision would not preclude our opposition to any future takeover proposal which we believe not to be in the best interests of the holding company and its shareholders, whether or not the proposal satisfied the requirements of the business combination provision, fair price provision or both.

       Subchapter G of Chapter 25 of the Pennsylvania Business Corporation Law also applies to registered corporations. Under Subchapter G, the acquisition of shares that increase the shareholder's control of the corporation above 20%, 33% or 50% of the voting power able to elect the board of directors cannot be voted until a majority of disinterested shareholders approves the restoration of the voting rights of those shares in two separate votes:

      o     All disinterested shares of the corporation, and

      o     All voting shares of the corporation.

      Voting rights which are restored by shareholder approval will lapse if any proposed control-share-acquisition which is approved is not consummated within 90 days after shareholder approval is obtained. Furthermore, control-shares that are not accorded voting rights or whose rights lapse will regain their voting rights on transfer to another person who is not an affiliate. If the shares constitute control-shares for the transferee, this subchapter must be applied to that person as well. If the acquiring shareholder does not request a shareholder meeting to approve restoration of voting rights within 30 days of the acquisition or if voting rights are denied by the shareholders or if they lapse, the corporation may redeem the control shares at the average of the high and low price on the date of the notice of redemption.

      Subchapter H of Chapter 25 of the BCL applies to registered corporations. Under Subchapter H, a control person -- a person who owns shares with 20% or more voting power -- must disgorge to the corporation any profits from the disposition of any equity securities if the disposition occurs within 18 months of becoming a control person, and the securities were acquired 24 months before to 18 months after becoming a control person. This provision seeks to prevent speculative takeover attempts.

      Finally, Pennsylvania law grants a registered corporation the express authority to treat individual shareholders differently and therefore may take advantage of shareholder rights plans or "poison pills". Poison pills generally consist of a shareholder rights plan in which a corporation gives its shareholders the right to buy common stock when specified events occur, such as a merger, which decreases the value of the acquirer's holdings and the acquirer's percentage of ownership. The corporation does not have a poison pill at this time.

      The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposal that a majority of the shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of the holding company's common stock at that time. In addition, these provisions may have the effect of assisting the holding company's management in retaining its position and placing it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of the holding company's business.

ITEM 2. EXHIBITS.

     List below all exhibits filed as a part of the registration statement:

          3(i) Articles of Incorporation

          3(ii)     Bylaws



























                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FULTON BANCSHARES CORPORATION

Date:  April 30, 2004
       -------------------------


By:    Clyde H. Bookhiemer
       -------------------------
       President


:166331
                                     BYLAWS
                                       OF
                THE FULTON COUNTY NATIONAL BANK AND TRUST COMPANY

                                    ARTICLE I

                            Meetings of Shareholders

     Section 1.1. Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the association, 100 Lincoln Way East, McConnellsburg, Commonwealth of Pennsylvania or such other places and at such times as the board of directors may designate, no later than the thirty-first day of May of each year. Notice of the meeting shall be mailed, postage prepaid, at least 10 days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the association. If, for any cause, an election of directors is not made on that day, the board of directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice shall be given in the manner herein provided for the annual meeting.

     Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by one or more shareholders owning, in the aggregate, not less then twenty-five percent (25%) of the stock of the association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the association a notice stating the purpose of the meeting.

     Section 1.3. Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for blue election of directors. Nominations, other than those made by or on behalf of the existing management of the association, shall be made in writing and shall be delivered or mailed to the president of the bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice or meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

     -  The names and address of each proposed nominee.

     -  The principal occupation of each proposed nominee.

     - The total number of shares of capital stock of the bank that will be voted for each proposed nominee.

     -  The name and residence address of the notifying shareholder.

                                       -1-


     - The number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

     Section 1.4. Judges of Election. Every election of directors shall be managed by three judges, who shall be appointed from among the shareholders by the board of directors. The judges of election shall hold and conduct the election at which they are appointed to serve. After the election, they shall file with the cashier a certificate signed by them, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairperson of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

     Section 1.5. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting.

     Section 1.6. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association.

                                   ARTICLE II

                                    Directors

     Section 2.1. Board of Directors. The board of directors (board) shall have the power to manage and administer the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the board.

     Section 2.2. Number. The board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of the shareholders at any meeting thereof.

     Section 2.3. Organization Meeting. The cashier, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the association to organize the new board and elect and appoint officers of the association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.
                                       -2-
     Section 2.4. Regular Meetings. The regular meetings of the board of directors shall be he1d, without notice, on Monday of each week at the main office. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking day unless the board shall designate another day.

     Section 2.5. Special Meetings. Special meetings of the board of directors may be called by the Chairman of the Board, or the President of the association, or at the request of five or mere directors. Each member of the board of directors shall be given notice stating the tine and place by telegram, letter, or in person, of each special meeting.

     Section 2.6. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from tine to time, and the meeting nay be held, as adjourned, without further notice.

     Section 2.7. Vacancies. When any vacancy occurs among the directors, the remaining members of the board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose in conformance with Section 2.2 of this article.

                                   ARTICLE III

                             Committees of the Board

     Section 3.1. Loan Committee. There shall be a loan committee composed of not less than five directors, appointed by the board annually or more often, The loan committee shall have power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans end discounts, and to exercise, when the board is not in session, all other powers of board that may lawfully be delegated. The loan committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meetings of the board of directors at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the board.

     Section 3.2. Investment Committee. There shall be an investment committee composed of five directors, appointed by the board annually or more often. The Investment committee shall have the power to ensure adherence to the Investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and. to exercise, when the board is not In session, all other powers of the board regarding investment securities that may be lawfully delegated. The investment committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, ar~1 any action taken by the board with respect thereto shall be entered in the minutes of the board.

     Section 3.3. Examining Committee. There shall be an examining committee composed of not less than five directors, exclusive of any active officers, appointed the board annually or more often. The duty of that committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the association or cause suitable examinations to

                                      - 3 -

be made by auditors responsible only to the board of directors and to report the result of such examination in writing to the board at the next regular meeting thereafter. Such report shall state whether the association is in a sound condition, and whether adequate internal controls and procedures are maintained and shall recommend to the board such changes in the manner of conducting the affairs of the association as shall be deemed advisable.

     Section 3.4. Other Committees. The board of directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the board may determine.

                                   ARTICLE IV

                             Officers and Employees

     Section 4.1. Chairperson of the Board. The board of directors shall appoint one of its members to be the chairperson of the board to serve at its pleasure. Such person shall preside at all meetings of the board of directors. The chairperson of the board shall supervise the carrying out of the policies adopted or approved by the board: shall have general executive powers, as well as the specific powers conferred by these bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the board of directors.

     Section 4.2. President. The board of directors shall appoint one of its members to be the president of the association. In the absence of the chairperson, the president shall preside at any meeting of the board. The president shall have general executive powers, and shall have an may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the board of directors.

     Section 4.3. Vice President. The board of directors may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the board of directors. One vice president shall be designated by the board of directors, in the absence of the president, to perform all the duties of the president.

     Section 4.4. Secretary. The board of directors shall appoint a secretary, cashier, or other designated officer who shall be secretary of the board and of the association, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these bylaws; shall be custodian of the corporate seal, records, documents and papers of the association; shall provide for the keeping of proper records of all transactions of the association: shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of cashier, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time, by the board of directors.

     Section 4.5. Other Officers. The board of directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and. attorneys in fact as from time

                                      - 4 -

to time may appear to the board of directors to be required or desirable to transact the business of the association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the board of directors, the chairperson of the board, or the president.

     Section 4.6. Tenure of Office. The president and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of president shall be filled promptly by the board of directors.

                                    ARTICLE V

                    Indemnification of Officers and Employees

     Section 5.1. The Association shall indemnify any officer and/or employee, or any former officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Association) by reason of the fact that such person is or was an officer and/or employee of the Association or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Association, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Association, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     Section 5.2 The Association shall indemnify any officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Association to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred, by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Association. and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Association.

     Section 5.3. Except as may be otherwise ordered by a court, there shall be a presumption that any officer and/or employee is entitled to indemnification as provided in Sections 5.2 and 5.2 of this Section unless either a majority of the
                                      - 5 -

directors who are not involved in such proceedings ("disinterested directors") or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Association determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Association. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Association shall request of independent counsel, who may be the outside general counsel of the Association, a written opinion as to whether or riot the parties involved axe entitled to indemnification under Sections 5 1 and 5.2 of this Section.

     Section 5.4. Expenses incurred by an officer and/or employee in defending a civil or criminal action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 5.3 of this Section upon receipt of an undertaking by or on behalf of the officer and/or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Association.

     Section 5.5. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as an officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer and/or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 5.6. The Association may create a fund of any nature, which nay, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations arising under this Section.

     Section 5.7. The Association shall have the power to purchase and, maintain insurance on behalf of any person who is or was an officer and/or employee of the Association, or is or was serving at the request of the Association as an officer and/or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Association would have the power to indemnify him against such liability under the provisions of this Section.

     Section 5.8. Indemnification under this Section shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                                   ARTICLE VI

                          Indemnification of Directors

     Section 6.1. A director of this Association shall stand in a fiduciary relation to the Association and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Association, and with such care, including reasonable inquiry, skill and

                                       -6-
diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

     (a) One or more officers or employees of the Association whom the director reasonably believes to be reliable and competent in the matters presented.

     (b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

     (C) A committee of the board upon which he does flat serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

     Section 6.2. In discharging the duties of their respective positions, the board of directors, committees of the board, and individual directors may, in considering the best interests of the Association, consider the effects of any action upon employees, upon suppliers and customers of the Association and upon communities in which offices or other establishments of the Association are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 6.1.

     Section 6.3. Absent a breath of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Association.

     Section 6.4. A director of this Association shall not be personally liable for monetary damages as such for any action taken or for any failure to take any action, unless:

     (a) the director has breached or failed to perform the duties of his office under the provisions of Sections 6.1 and 6.2, and

     (b) the breach or failure to perform constitutes se1f-dealing, willful misconduct or recklessness.

     Section 6.5.  The provisions of Section 6.4 shall not apply to:

     (a) the responsibility or liability of a director pursuant to a criminal statute, or

     (b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Section 6.6. The Association shall indemnify any director, or any former director who was or is a party to, or is threatened to be made a party to, or who
                                      - 7 -

is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Association) by reason of the fact that such person is or was a director of the Association, or is or was serving at the request of the Association as a director, officer, employee agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually are reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and a manner he reasonably believed to be in, or not opposed to, the best interests of the Association, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Association, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     Section 6.7. The Association shall indemnify any director who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Association to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or, suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Association and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Association.

     Section 6.8. Except as may be otherwise ordered by a court, there shall be a presumption that any director is entitled to indemnification as provided in Sections 6.6 and 6.7 of this Section unless either a majority of the directors who are not involved in such proceedings ("disinterested directors") or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Association determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Association. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Association shall request of independent counsel, who may be the outside general counsel of the Association, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 6.6 and 6.7 of this Section.

     Section 6.9. Expenses incurred by a director in defending a civil or criminal action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 6.8 of this Section upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount if of it shall ultimately be determined that he is not entitled to be indemnified by the Association as authorized in this Section.

     Section 6.10. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.11. The Association may create a fund of any nature, which may, but need not be, under the control of trustee, or otherwise secure or insure in any manner its indemnification obligations arising under this Section.

     Section 6.12. The Association shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Association would have the power to indemnify him against such liability under the provisions of this Section.

     Section 6.13. Indemnification under this Section shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness,

                                   ARTICLE VII

                                Trust Department

     Section 7.1 Trust Department. There shall be a department of the association known as the trust department that shall perform the fiduciary responsibilities of the association.

     Section 7.2 Trust Officer. There shall be a trust officer of this association whose duties shall be to manage, supervise and direct all the activities of' the trust department. Such persons shall do or cause to be done all things necessary or proper in carrying on the business of the trust department according to provisions of law and applicable regulations; and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The trust officer shall be responsible for all assets and documents held by the association in connection with fiduciary matters.

     The board of directors may appoint other officers of the trust department, as it may deem necessary, with such duties as may be assigned.

     Section 7.3. Trust Investment Committee. There shall be a trust investment committee of this association composed of four members, who shall be capable and experienced officers or directors of the association. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the trust investment committee, and the committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The committee shall, promptly after the acceptance of an account for which the bank has investment responsibilities, review the assets thereof, to determine the advisability of retaining or disposing of such assets. The committee shall conduct a similar review at least once during each calendar year thereafter and within 15 months of the last such review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the committee.

     Section 7.4. Trust Audit Committee. The board of directors shall appoint a committee of four directors, exclusive of any active officer of the association, which shall, at least once during each calendar year and within 15 months of the last such audit make suitable audits of the trust department or cause suitable audits to be made by auditors responsible only to the board of directors, and at such time shall ascertain whether the department has been administered according to law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principals.

     section 7.5. Trust Department Files. There shall be maintained in the trust department files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

     Section 7.6. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the bank a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.


                                  ARTICLE VIII

                          Stock and Stock Certificates

     Section 8.1. Transfers. Shares of stock shall be transferable on the books of the association, and a transfer book shall be kept in which all trans fers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to his shares, succeed to all rights of the prior holder of such shares.

     Section 8.2. Stock Certificates. Certificates of stock shall bear the signature of the president (which nay be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier, or any other officer appointed by the board of directors for that purpose, to be known as an authorized officer, and the seal of the association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the association properly endorsed.

                                   ARTICLE IX

                                 Corporate Seal

     The president, the cashier, the secretary or any assistant cashier or assistant secretary, or other officer thereunto designated by the board of directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

                             (     Impression     )
                             (         of         )
                             (        Seal        )

                                    ARTICLE X

                            Miscellaneous Provisions

     Section 10.1. Fiscal Year. The fiscal year of the association shall be the calendar year.

     Section 10.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknow1edged, verified, delivered or a~pthc1 on behalf of the association by the chairperson of the board, or the president, or any vice president, or the secretary, or the cashier, or, if in connection with the exercise of fiduciary powers of the association, by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted on behalf of the association in such other manner and by such other officers as the board of directors may from time to time direct. The provisions of this Section 10.2 are supplementary to any other provision of these bylaws.

     Section 10.3. Records. The articles of association, the bylaws and the proceedings of all meetings of the shareholders, the board of directors, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, cashier or other officer appointed to act as secretary of the meeting.

                                   ARTICLE XI

                                     Bylaws

     Section 11.1. Inspection. A copy of the bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the association, and shall be open for inspection to all shareholders during banking hours.

     Section 11.2. Amendments. The bylaws may be amended, altered or repealed, at any regular meeting of the board of directors, by a vote of a majority of the total number of the directors or by a vote of the majority of the outstanding shares of the bank.


                                   ARTICLE XII

                                 Informa1 Action

     Section 12.1. Informal Action. Anything contained in these Bylaws to the contrary notwithstanding, the Board, its standing or special committees, and the shareholders of the Association may transact any business normally conducted at a meeting by written unanimous consent signed by all respective parties entitled t~ vote and filed with the Cashier or Secretary of the Association.


     I, Gregory A. Gordon, certify that: (1) I am the duly constituted (secretary) or (cashier) of McConnellsburg Interim National Bank and Trust Company and secretary of its board of directors, and as such of officer am the official custodian of its records: (2) the foregoing bylaws are the bylaws of the bank, and all of them are now lawfully in force and effect.

     I have hereunto affixed my official signature and the seal of the bank, in the Commonwealth of Pennsylvania, on this 22nd day of May, 1989.

                              /S/Gregory A. Gordon
                              (Secretary or Cashier
2392BE

                      ARTICLES OF ASSOCIATION

     For the purposes of organizing an Association to carry on the business of banking under the laws of the United States, the undersigned do enter into the following Articles of Association


     FIRST.  The title of this Association shall be The Fulton
County National Bank and Trust Company.


     SECOND. The Main Office of the Association shall be in McConnellsburg, County of Fulton, Commonwealth of Pennsylvania.
The general business of the Association shall be conducted at its math office and its branches.


     THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board. of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during the full term of his or her directorship, shall awn a minimum $ 1,000 aggregate par value in this association or $ 1,000 par value or market value or equity interest in a company that has control of the bank. Any amount of the specified interest shall conform to the requirements of 12 U.S.C. 72 as amended. Any vacancy in the Board of Directors may be filed by action of the Board of Directors, provided however, that a majority of the full Board of Directors may not increase the number of directors to a number which: (1) exceeds by more than two the number of directors last elected by shareholders when the number was 15 or less; and. (2) exceeds by more than four the number of directors last elected by shareholders when the number was 16 or more, but in no event shall the number of directors exceed 25.


     FOURTH. There shall be an annual meeting of the shareholders, the purpose of which shall be the election of Directors and the transaction of whatever other business may be brought before sand meeting. It shall be held at the main office or other convenient place as the Board of Directors may designate, on the day of each year specified therefore in the By-laws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

     Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capita]. stock of the Bank entitled to vote for election of directors.


     FIFIH. The authorized amount of capital stock of this Association shall be two million shares of common stock of the par value of one dollar twenty-five cents ($ 1.25) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

     No holder of shares of the capital stock of any class of the corporation shall have any preferential or preferential right of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.


     SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairperson of the Board, unless the Board appoints another director to be the (Chairperson. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

     The Board of Directors shall have the power: to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them: to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and, administer the business and affairs of the Association; to make all By-laws that may be lawful for them to make; and generally to do and perform all acts that may be legal for a Board of Directors to do and perform.


     SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of McConnellsburg, Pennsylvania, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.


     EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.


     NINTH. The Board of Directors of this Association, or one or more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his/her address as shown upon the books of this Association.


     TENTH. This Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, other employees and agents, to the extent that such indemnification is allowed in the following paragraph. Such insurance may, but need not be, for the benefit of all directors, officers, employees or agents.

     This Association shall indemnify its officers and directors and the officers and directors of its subsidiaries and may indemnify the Association's employees and agents and the employees and agents of its subsidiaries to the full extent permitted by and under the terms and conditions of Section 410 of the Business Corporation Law of the Commonwealth of Pennsylvania, as amended from time to time, and the Directors' Liability Act of the Commonwealth of Pennsylvania, as amended from time to time, (hereinafter collectively referred to as the "Act"), and the Association may, by action of its Board of Directors, indemnify all other persons whom it may lawfully indemnify under the Act; provided however, such indemnification provisions shall not allow the indemnification of directors, officers, employees or agents of the Association against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this Association.

     The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, their heirs, executors, or administrators, may be entitled as a matter of law.


     ELEVENTH. These Articles of Association may be amended at any regular or special, meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount

     IN WITNESS WHEREOF, we have hereunto set our hands this 22nd day of May, 1989.



/S/Raleigh V. Barnett         /S/Cecil B. Mellott
-------------------------     -------------------------
Raleigh V. Barnett            Cecil B. Mellott

/S/Harold E. DeShong          /S/Kenneth G. Richards
-------------------------     -------------------------
Harold E. DeShong             Kenneth G. Richards

/S/John J. Kelso              /S/Marlin C. Shimer
-------------------------     -------------------------
John J. Kelso                 Marlin C. Shimer

/S/Merrill W. Kerlin          /S/Robert C. Snyder
-------------------------     -------------------------
Merrill W. Kerlin             Robert C. Snyder

/S/Russell C. McLucas         /S/Ellis L. Yingling
-------------------------     -------------------------
Russell C. McLucas            Ellis L. Yingling

2287BD



                                -4-
                        BYLAWS
                          OF
             FULTON BANCSHARES CORPORATION

                       Article 1

                  CORPORATION OFFICE


     Section 1.1 The Corporation shall have and continuously maintain in Pennsylvania a registered office which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board of Directors.

     Section 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                       Article 2

                 SHAREHOLDERS MEETINGS

     Section 2.2. All meetings of the shareholders shall be held at such time and place as may be fixed from time to time by the Board of Directors.

     Section 2.2. The annual meeting of the
shareholders shall be held no later than the thirty-first day of May in each year, when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 2.3. Special meetings of the shareholders may be called at any time by the President, a majority of the Board of Directors or of its Executive Committee or by shareholders entitled to cast at least twenty-five percent (25%) of the votes which all shareholders are entitled to cast at the particular meeting. If such request is addressed to the Secretary, it shall be signed by the persons making the same and shall state the~ purpose or purposes of the proposed meeting. Upon receipt of any such request, the person or persons making the request may issue the call,

     Section 2.4. Written notice of all meetings other than adjourned meetings of shareholders, stating the place, date and hour, and, in case of special meetings of shareholders, the purpose thereof, shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least ten days before such meeting, unless a greater period of notice is required by statute or by these By-laws, to each shareholder

                          -1-

entitled to Vote thereat at such address as appears on the transfer books of the Corporation.

                       Article 3

                QUORUM OF SHAREHOLDERS

     Section 3.2. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that in the case of any meeting called for the election of directors such meeting may be adjourned only for periods not exceeding
2.5 days as the holders of a majority of the shares present, ,in person or by proxy, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum~ shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                       Article 4

                     VOTING RIGHTS

     Section 4.1. Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders, meeting, every shareholder entitled to Vote thereat shall have the right to one vote for every share having voting power standing in his name on the books of the Corporation on the record date fixed for the meeting. No share shall be voted at any meeting if an installment is due and unpaid thereon.

     Section 4.2. When a quorum is present at any meeting the voice vote of the holders of a majority of the stock having voting power, present, in person or by proxy, shall decide any question brought before such meeting except as provided differently by statute or by the Articles of Incorporation.

                          -2-

     Section 4.3. Upon demand made by a shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot.

                       Article 5

                        PROXIES

     Section 5.1 Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for hi~ by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after 11 months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the Corporation.

                       Article 6

                      RECORD DATE

     Section 6.1. The Board of Directors may fix a time, not more than 45 days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares of the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied

                          -3-
by him to the Corporation for the purpose of notice.
While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                       Article 7

                     VOTING LISTS

     Section 7.1 The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least five days before each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at the meeting, with their addresses and the number of shares held by each, which list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder during the entire meeting. The original transfer books for shares of the Corporation, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to exercise the rights of a shareholder.

                       Article 8

                  JUDGES OF ELECTION

     Section 8.1. In advance of any meeting of shareholders, the .Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote, and such other duties as may be prescribed by statute, with fairness to all shareholders, and if requested by the Chairman of the meeting or any shareholder or his proxy, shall make a written report of any matter determined by them and execute a certificate of any fact found by them. If there are three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

                       Article 9

      CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

     Section 9.1. Any action required to be taken at a meeting of the shareholders, or of a class of shareholders, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

                      Article 10

                       DIRECTORS

     Section 10.1. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the corporation's then existing
Board of Directors) shall so notify the Secretary of the Corporation in writing not less than forty-five
(45) days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following `information to the extent known by the notifying shareholder.

     (a)  the name and address of each proposed
          nominee;

     (b)  the age of each proposed nominee;

     (c) the principal occupation of each proposed nominee;

     (d)  the number of shares of the Corporation
          owned by each proposed nominee;

     (e)  the total number of shares that to the
          knowledge of the notifying shareholder will be voted for each proposed nominee;

     (f)  the name and residence address of the
          notifying shareholder; and

     (g)  the number of shares of the Corporation
          owned by the notifying shareholder.

     Any nomination for director not made in accordance with this Section shall be disregarded by the chairman of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for such nominee shall be counted.

     Section 10.2. The number of directors that shall constitute the whole Board of Directors shall be not less than five nor more than twenty-five. The Board of Directors shall be classified into three classes, each class to be elected for a term of three years. The terms of the respective classes shall expire in successive years as provided in Section 10.3 hereof.
Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classifications. The directors shall be natural persons of full age. No person who is seventy-five (75) years of age or older shall serve as a director, except Marlin C. Shimer, who may serve until he resigns or is otherwise replaced as provided by these Bylaws. All individual shall be owner in his own right of shares of the Common Stock of the Corporation that have a book value in the aggregate of not less than ten thousand dollars ($ 10, 000), in order to be eligible to be or to become a director of the Corporation.

     Section 10.3. At the 1990 annual meeting of shareholders of the Corporation, the shareholders shall elect ten directors as fol1ows~ three Class A directors to serve until the 1991 annual meeting of shareholders, three Class B director to serve until the 1992 annual meeting of shareholders, and four Class C directors to serve until the 1993 annual meeting of shareholders.
Each class shall be elected in a separate election. At each annual meeting of shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

     Section 10.4. The Board of Directors may declare vacant the office of a director if he is declared of unsound mind by an order of court or convicted of felony or for any other proper cause or if, within thirty days after notice of election, he does not accept such office either in writing or by attending a meeting of the Board of Directors.

     Section 10.5. The Board of Directors may appoint a person who previously held the position of director to be a director emeritus. A director emeritus may attend
Board of Director meetings. A director emeritus may advise the Board of Directors on any proposed corporate action but shall not have voting rights. The compensation of a director emeritus shall be determined from time to time by resolution of the Board of Directors.

                      Article 11

            VACANCIES ON BOARD OF DIRECTORS

     Article 11.1. Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

                      Article 12

             POWERS OF BOARD OF DIRECTORS

     Section 12.1. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised and done by the shareholders.

     Section 12.2. The Board of Directors shall have the power and authority to appoint an Executive
Committee and such other committees as may be deemed necessary by the Board of Directors for the efficient operation of the Corporation. The Executive Committee shall consist of the President and not less than two nor more than three other directors (which other directors shall not be employees of the Corporation or any of its subsidiaries). The Executive Committee shall meet at such time as may be fixed by the Board of Directors, or upon call of .the Chairman of the Board or the President. A majority of members of the Executive Committee shall constitute a quorum. The
Executive Committee shall have and exercise the authority of the Board of Directors in the intervals between the meetings of the Board of Directors as far as may be permitted by law.

                      Article 13

          MEETINGS OF THE BOARD OF DIRECTORS

     Section 13.1. An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

     Section 13.2. Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined by the Board of Directors at the preceding; meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

     Section 13.3. Special meetings of the Board of Directors may be called by the President on one day's notice to each director, either personally or by mail, telegram or telephone; special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice upon the written request of three directors.

                         -7-,

     Section 13.4. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws. If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as, permitted herein.

                      Article 14

       INFORMAL ACTION BY TME BOARD OF DIRECTORS

     Section 14.1. If all the directors shall severally or collectively consent in writing, including but not limited to telegrams and radiograms, to any action to be taken by the Corporation, such action shall be as valid a corporation action as though it had been authorized at a meeting of the Board of Directors.

                      Article 15

               COMPENSATION OF DIRECTORS

     Section 15.1 Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from' serving the Corporation in any other capacity and receiving compensation therefore.

                      Article 16

                       OFFICERS

     Section 16.1 The officers of the Corporation shall be elected by the Board of Directors at its organization meeting and shall be a President, a Secretary and a Treasurer. At its option, the Board of Directors may elect a Chairman of the Board. The Board of Directors may also elect one or more Vice Chairmans and/or one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors.
Any two or more offices may be held by the same person.

     Section 16.2. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

     Section 16.3. The Board of Directors may remove any officer or agent elected or appointed, at any time and within the period, if any, for which such person was elected or employed whenever in the Board of Directors' judgment it is in the best interests of the corporation, and all persons shall be elected and employed subject to the provisions thereof. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                      Article 17

               THE CHAIRMAN OF THE BOARD

     Section 17.1. The Chairman of the Board shall preside at all meetings of the shareholders and directors. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors.
He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                      Article 18

                     THE PRESIDENT

     Section 18.1. The President shall be the chief executive officer of the Corporation; shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by the statute exclusively conferred on the President, to any other officer or officers of the Corporation. The
President shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence or incapacity of the Chairman and vice Chairman of the Board, the President shall preside at meetings of the shareholders and the directors. If there is no Chairman or Vice Chairman of the Board, the President shall have and exercise all powers conferred by these By-laws or otherwise on the Chairman of the Board.

                      Article 19

                  THE VICE PRESIDENT

     Section 19.1. The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these By-laws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Beard of Directors, be designated as "executive", "senior", or by departmental or functional classification.

                      Article 20

                     THE SECRETARY

     Section 20.1. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board of Directors or the President.

                      Article 21

                     THE TREASURER

     Section 21.1. The Treasurer shall have the custody of the corporate funds and securities: shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

                      Article 22

                  ASSISTANT OFFICERS

     Section 22.1 Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant may from~ time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

                      Article 23

       INDEMNIFICATION OF OFFICERS AND EMPLOYEES

     Section 23.1 The Corporation shall indemnify any officer and/or employee, or any former officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an officer and/or employee of the Corporation, or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     Section 23.2. The Corporation shall indemnify any officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

     Section 23.3. Except as may be otherwise ordered by a; court, there shall be a presumption that any officer and/or employee is entitled to indemnification as provided in Sections 23.1 and 23.2 of this Article unless either a majority of the directors who are not involved in such proceedings ("disinterested directors") or, if there are less than three disinterested directors, then the holders of one'-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 23.1 and 23.2 of this Article.

     Section 23.4. Expenses incurred by an officer and/or employee in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 23.3 of this Article upon receipt of an undertaking by or on behalf of the officer and/or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

     Section 23.5. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as an officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer and/or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 23.6. The Corporation may create a fund of any nature, which may: but need not be under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations arising under this Article.

     Section 23.7. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an officer and/or employee of the Corporation, or is or was serving at the request of the Corporation as an officer and/or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 23.8. Indemnification under this Article shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                      Article 24

             INDEMNIFICATION OF DIRECTORS


     Section 24.1. A director of this Corporation shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, In good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

     (a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

     (b)     Counsel, public accountants or other
persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

     (c)     A committee of the board upon which he
does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

     Section 24.2. In discharging the duties of their respective positions, the board of directors, committees of the board, and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 24.1.

     Section 24.3. Absent a breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

     Section 24.4. A director of this Corporation shall not be personally liable for monetary damages as such for any action taken or for any failure to take any action, unless:

     (a)     the director has breached or failed to
perform the duties of his office under the provisions of Sections 24.1 and 24.2, and

     (b)     the breach or failure to perform
constitutes self-dealing, willful misconduct or recklessness.

     Section 24.5. The provisions of Section 24,4 shall not apply to:

     (a)   the responsibility or liability of a
director pursuant to a criminal statute, or

     (b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Section 24.6 The corporation shall indemnify any director, or any former director who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     Section 24.7. The Corporation shall indemnify any director who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

     Section 24.8. Except as may be otherwise ordered by a court, there shall be a presumption that any director is entitled to indemnification as provided in Sections 24.6 and 24.7 of this Article unless either a majority of the directors who are not
                         -14-

involved in such proceedings ("disinterested directors") or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the corporation shall request of independent Counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections
24.6 and 24.7 of this Article.

     Section 24.9. Expenses incurred by a director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under
Section 24.8 of this Article upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

     Section 24.10. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 24.11. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations arising under this Article.

     Section 24.12. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 24.13. Indemnification under this Article shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                         -15-

     Section 24.14. For purposes of subsections 24.6,
24.7, 24.8, 24.9, 24.10, 24.12, and 24.13, the term
director shall include a director emeritus.

                      Article 25

                  SHARE CERTIFICATES

     Section 25.1 The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case may be; shall be signed by the President or a Vice President and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

                      Article 26

                  TRANSFER OF SHARES

     Section 26.1. Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the share register of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of
Article 8 of the Pennsylvania Uniform Commercial Code.

                      Article 27

                   LOST CERTIFICATES

     Section 27.1. Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefore, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith,

                         -16-

provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser.
When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                      Article 28

                       DIVIDENDS

     Section 28.2. The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, as long as any dividend shall not be in violation of law of the Articles of Incorporation.

     Section 28.2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such ether purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                      Article 29

           FINANCIAL REPORT TO SHAREHOLDERS

     Section 29.1. The President and the Board of
Directors shall present at each annual meeting of the shareholders a full and complete statement of the business and affairs of the corporation for the preceding year.

                      Article 30

                      INSTRUMENTS

     Section 30.1. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or

                         -l7-

such other persons as the President or the Board of Directors may from time to time designate.

     Section 30.2. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments and documents may be signed, executed, acknowledged, verified, delivered or accepted, including those in connection with the fiduciary powers of the Corporation, en behalf of the Corporation by the President or other persons as may be designated by him.

                      Article 32.

                      FISCAL YEAR

     Section 31.1. The fiscal year of the Corporation shall be the calendar year.

                      Article 32

                         SEAL

     Section 32.1. The corporate sea], shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

                      Article 33

              NOTICES AND WAIVERS THEREOF

     Section 33.1. Whenever, under the provisions of applicable law or of the Articles of Incorporation or of these By-laws, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to his address appearing on the books of the Corporation or supplied by, him to the Corporation for the purpose of notice. If the notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

     Section 33.2. Any written notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice whether in person or

                         -18-

by proxy, at any meeting ~ha1l constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of shareholders.

                      Article 34

                      AMENDMENTS

     Section 34.2. These By-laws may be altered, amended or repealed by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of Common Stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of Common Stock.


BYLAW7

                         -19-
                      AMENDMENTS


Article 10- Section 10.1
   (amended 3/12/01)



                       DIRECTORS

     Section 10.1 Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the Corporation's then existing
Board of Directors) shall so notify the Secretary of the Corporation in writing not less than ninety (90) days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known by the notifying shareholder.

     (a)the name and address of each proposed nominee;

     (b)the age of each proposed nominee;

     (c)the principal occupation of each proposed nominee;

     (d)the number of shares of the Corporation owned by each proposed nominee;

     (e)the total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee;

     (f)the name and residence address of the notifying shareholder; and

     (g)the number of shares of the Corporation owned by the notifying shareholder.

     Any nomination for director not made in accordance with this Section shall be disregarded by the chairman of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for such nominee shall be counted.